CSFB 05-4

Group 6

Pay rules

1.

Pay the NAS Priority Amount to the 6N1.

2.

Pay concurrently as follows:

a.

64.5033877709013% sequentially to the 6S1 and 6L1 until retired.

b.

35.4966122290987% sequentially to the 2A7 and 6L1 until retired.

3.

Pay the to the 6N1 until retired

Notes

Pxing Speed = 100PPC (8CPR to 20 CPR in 12 MONTHS, remaining at 20CPR thereafter)

NAS bonds = 6N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 6N1 Balance/Total Non-PO Balance

Floater Bonds:

2A7– 0 day delay, 1ML + 0.45%, 5.50% Cap, Initial Libor – 2.85%

Inverse IO Bonds:

2A8 – 0 day delay, 5.05% - 1ML, 5.05% Cap, 0% Floor, Initial Libor – 2.85%

Notional Balance: 2A7

Settlement = 4/29/05